Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Financial Results for the Fourth Quarter and For the Year Ended December 31, 2008

January 29, 2009
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported improved year-to-date earnings of $1.2 million, or $.76 per share, for the twelve months ended December 31, 2008 compared to net income of $1.1 million, or $.68 per share, for the twelve months ended December 31, 2007. December 2008 quarterly earnings were $48,000 or $.03 per diluted share down from $451,000 or $.27 per diluted share for the related quarter of 2007.

During 2008, the Company's results of operations were negatively impacted by the continued deterioration of economic conditions within the markets the Company serves. Real estate and other collateral values have declined. Many consumers are experiencing reduced levels of disposable incomes as a result of increased unemployment due to layoffs and plant closures. Commercial customers have seen an overall drop in business activity due to the recessionary affects of the economy. Fourth quarter and year-end results were negatively impacted as management continued to address credit concerns by increasing the level of provisions for loan losses. The Company took a loan loss provision of $935,000 in the fourth quarter; bringing the year-to-date loan loss provisions to $3.2 million, an increase of $2.1 million over the prior year. At December 31, 2008, the allowance for loan loss was $4.5 million (1.25% of total loans).

During the fourth quarter the Company recognized a one-time charge of $295,000 For goodwill impairment. As a result the Company no longer has any goodwill on its balance sheet.

Net charge-offs during the fourth quarter of 2008 were $1.6 million, of which $1.3 million was related to previously reserved commercial credits. Net charge-offs for 2008 totaled $2.8 million. On a comparable basis net charge-offs for 2007 were $5.1 million of which $4.6 million was related to the former car dealership of an impaired borrower as detailed in the 2007 Annual Report on Form 10-K. Excluding this specific amount, net charge-offs were $.5 million in 2007. At December 31, 2008 and 2007, the allowance for loan losses was 1.25% and 1.17% of total loans, respectively. Non-performing loans were 2.63% of total loans at December 31, 2008 compared to 1.96% at December 31, 2007. Other real estate owned (OREO) totaled $2.6 million and $2.3 million at December 31, 2008 and 2007, respectively. The amounts remaining on the financial statements related to the Impaired Borrower and classified as nonperforming assets were $2.3 million at December 31, 2008 compared to $2.8 million at December 31, 2007. The decrease in OREO between the periods is attributable to additional write-downs of the properties to fair value.

Average loans in the fourth quarter of 2008 were $363.1 million compared with $358.4 million in the fourth quarter of 2007. A slowdown in the local economies coupled with an increased focus on loan quality and profitability all impacted loan volume. The Company's average deposits totaled $369.2 million for the fourth quarter of 2008 compared to $360.6 million in the fourth quarter 2007. Average demand deposits increased $7.3 million between the periods.

The net interest margin favorably impacted earnings during 2008. For the twelve months ended December 31, 2008, net interest income on a taxable-equivalent basis was $16.8 million, increasing $900,000, or 6% over the twelve months ended December 31, 2007. The net interest margin percentage as of December 31, 2008 was 3.71% up from 3.60% the previous year. Net interest income on a taxable-equivalent basis for the fourth quarter of 2008 was $4.1 million, which approximated the amount recorded in the related 2007 period. The net interest margin percentage was 3.59% in the fourth quarter of 2008, down from 3.64% in the fourth quarter of 2007. In funding its balance sheet, the Company was able to improve its net interest margin by leveraging lower cost funding sources, maintaining pricing disciplines, obtaining higher levels of commercial loan fees and reducing the tax preference expense associated with municipal securities. The year-to-date 2008 net interest margin was negatively impacted by the increased level of non-accrual loans for which income associated with these loans is not recorded. Interest rate cuts by the Federal Reserve Bank during the fourth quarter 2008 are expected to place pressure on the net interest margin in 2009 as competition and cost for local deposits are likely to remain at higher levels.

Return on average assets was .04% and .38% during the quarters ended December 31, 2008 and 2007, respectively. Return on average stockholders' equity was ..54% and 5.19% during the quarters ended December 31, 2008 and 2007, respectively. For the twelve months ended December 31, return on average assets was .26% in 2008 compared to .24% in 2007. Year to date return on average equity was 3.52% in 2008 compared to 3.25% in 2007. Net book value increased from $21.06 per share at December 31, 2007 to $21.83 per share at December 31, 2008.

The Company's non-interest income was $937,000 for the fourth quarter of 2008, a decrease of $105,000 or 10.1% from the fourth quarter of 2008. Wealth management total revenue was $296,000 for the current quarter, falling $57,000 from the fourth quarter 2007 due to the decline in the value of the assets under management attributable to the overall decline in the stock market. Service charges on deposits were $343,000 for the fourth quarter 2008, a decrease of $21,000 or 5.8% from the same period last year. For the twelve months ended December 31, 2008 and 2007 non-interest income was $4.0 million.

Total noninterest expense was $3.9 million for the fourth quarter of 2008 up from $3.8 million in the fourth quarter 2007. Salaries and benefit expense decreased $300,000 during the December 2008 quarter to $2.0 million compared to the related 2007 period. The 401(k) expense decreased $72,000 between quarters and $254,000 between years due to the Company's decision not to match the participants' contributions during 2008. Incentives decreased $105,000 between periods due to the decrease in incentives paid to the Mortgage Loan Originators in 2008 because of decreased loan mortgage originations. Legal and professional fees increased $40,000 between periods due to increased legal costs for collections efforts for loans that were in default. For the twelve months ended December 31, 2008 and 2007 non-interest expense was $16.0 million and $17.3 million, respectively. Expenses associated with the carrying costs and write-downs of other real estate decreased $2.0 million to $541,000 in 2008 mainly due to write-downs to the fair market value of other real estate held from the former car dealership of the impaired borrower mentioned above. A favorable Tax Court ruling during the first quarter of 2008 resulted in a tax refund of $244,000 of previously paid federal taxes for the periods 1999-2006.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates," or "believes." Such statements are subject to important factors that could cause Mid-Wisconsin's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) Mid-Wisconsin's exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values, (ii) adverse changes in the financial performance and/or condition of Mid-Wisconsin's borrowers, which could impact repayment of such borrowers' outstanding loans, (iii) Mid-Wisconsin's ability to maintain required levels of capital, (iv) fluctuation in Mid-Wisconsin's stock price,
(v) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2007 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (vi) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"), which factors are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin's belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Financial Information
(unaudited)
                                                Three Months Ended           Percent           Twelve Months Ended          Percent
(in thousands)                         December 31, 2008  December 31, 2007  Change   December 31, 2008  December 31, 2007  Change
Interest and dividend income:
 Loans, including fees                       $6,161             $7,083        -13.0%       $25,718            $28,103         -8.5%
 Securities
   Taxable                                      804                755          6.5%         3,174              2,859         11.0%
   Tax-exempt                                   137                186        -26.3%           596                826        -27.8%
 Other interest and dividend income              57                 80        -28.8%           244                356        -31.5%
Total interest and dividend income            7,159              8,104        -11.7%        29,732             32,144         -7.5%
Interest expense:
 Deposits                                     2,345              3,221        -27.2%        10,138             13,163        -23.0%
 Short-term borrowings                           38                138        -72.5%           180                773        -76.7%
 Long-term borrowings                           576                576          0.0%         2,365              2,014         17.4%
 Subordinated debentures                        153                153          0.0%           614                614          0.0%
Total interest expense                        3,112              4,088        -23.9%        13,297             16,564        -19.7%
Net interest income                           4,047              4,016          0.8%        16,435             15,580          5.5%
Provision for loan losses                       935                690         35.5%         3,200              1,140        180.7%

Net interest income after provision for
loan
losses                                        3,112              3,326         -6.4%        13,235             14,440         -8.3%
Non-interest income:
 Service fees                                   343                364         -5.8%         1,412              1,352          4.4%
 Trust service fees                             254                304        -16.4%         1,114              1,218         -8.5%
 Investment product commissions                  42                 49        -14.3%           249                260         -4.2%
 Other operating income                         298                325         -8.3%         1,251              1,227          2.0%
Total non-interest income                       937              1,042        -10.1%         4,026              4,057         -0.8%
Non-interest expenses:
 Salaries and employee benefits               2,018              2,325        -13.2%         9,068              8,840          2.6%
 Occupancy                                      463                510         -9.2%         1,996              1,967          1.5%
 Data processing and information systems        169                191        -11.5%           748                777         -3.7%
 Operation of other real estate                  79                 50         58.0%           541              2,527           NM
 Legal and professional                         205                165         24.2%           762                650         17.2%
 Goodwill Impairment                            295                  0           NM            295                  0           NM
 Other operating expenses                       713                547         30.3%         2,600              2,573          1.0%
Total non-interest expenses                   3,942              3,788          4.1%        16,010             17,334         -7.6%

Income before taxes                             107                580        -81.6%         1,251              1,163          7.6%
Provision for income taxes                       59                129        -54.3%             9                 45        -80.0%
Net income                                      $48               $451        -89.4%        $1,242             $1,118         11.1%

                                                          Three Months Ended                      Twelve Months Ended
                                                December 31, 2008   December 31, 2007   December 31, 2008   December 31, 2007
PER SHARE DATA

Basic earnings per share                              $0.03               $0.27               $0.76               $0.68
Diluted earnings per share                             0.03                0.27                0.76                0.68
Book value per share                                  21.78               21.06               21.78               21.06
Dividends per share                                    0.11                0.00                0.55                0.66
Dividend payout ratio                                 377.1%                0.0%               72.7%               96.8%
Average shares outstanding-basic (in 000's)           1,643               1,640               1,643               1,640
Average shares outstanding-diluted (in 000's)         1,643               1,640               1,643               1,641
Stock Price Information:
 High Bid                                            $16.00              $30.00              $24.00              $38.00
 Low Bid                                              12.25               19.75               12.25               19.75
 Bid price at quarter end                             12.25               19.75               12.25               19.75

KEY RATIOS

Return on average assets                               0.04%               0.38%               0.26%               0.24%
Return on average equity                               0.54%               5.19%               3.52%               3.25%
Equity to assets                                       7.22%               7.20%               7.22%               7.20%
Net interest margin (FTE)                              3.59%               3.64%               3.71%               3.60%
Net charge-offs to average loans                       0.44%               0.04%               0.78%               1.45%
Allowance for loan loss to period-end loans            1.25%               1.17%               1.25%               1.17%

Financial Information
(unaudited)
(in thousands)                           December 31, 2008   December 31, 2007   Percent Change
ASSETS
Cash and due from banks                        $9,605              $15,371             -37.5%
Interest-bearing deposits                          20                   33             -39.4%
Federal funds sold                             22,300                3,180             601.3%
Securities                                     81,038               82,551              -1.8%
Loans held for sale                               484                1,168             -58.6%
Loans                                         364,381              357,988               1.8%
Allowance for loan losses                      (4,542)              (4,174)              8.8%
Net loans                                     359,839              353,814               1.7%
Accrued interest receivable                     1,986                2,474             -19.7%
Premises and equipment, net                     8,885                9,578              -7.2%
Goodwill                                            0                  295            -100.0%
Other investments - at cost                     2,616                2,616               0.0%
Other assets                                    9,208                9,279              -0.8%
Total Assets                                 $495,981             $480,359               3.3%

LIABILITIES & STOCKHOLDERS' EQUITY
Non-interest-bearing deposits                 $55,694              $47,131              18.2%
Interest-bearing deposits                     329,981              322,348               2.4%
 Total deposits                               385,675              369,479               4.4%
Short-term borrowings                          11,311               15,346             -26.3%
Long-term borrowings                           49,429               46,429               6.5%
Subordinated debentures                        10,310               10,310               0.0%
Accrued interest payable                        1,718                2,691             -36.2%
Accrued expenses and other liabilities          1,733                1,533              13.0%
Total liabilities                             460,176              445,788               3.2%

Total stockholders' equity                     35,805               34,571               3.6%
Total Liabilities & Stockholders' Equity     $495,981             $480,359               3.3%

Nonaccrual loans                               $8,949               $6,261              42.9%
Other real estate                               2,556                2,352               8.7%
Net charge-offs                                 2,832                5,150                NM

                                                  Three Months Ended                     Twelve Months Ended
                                        December 31, 2008   December 31, 2007  December 31, 2008  December 31, 2007
Margin Analysis
EARNING ASSETS
 Loans (FTE)                                   6.77%               7.85%              7.12%              7.92%
 Investment securities:
  Taxable                                      4.81%               4.77%              4.82%              4.73%
  Tax-exempt (FTE)                             6.21%               5.78%              6.28%              5.77%
  Other                                        1.51%               4.06%              2.28%              5.12%
 Total interest-earning assets (FTE)           6.30%               7.27%              6.65%              7.35%

INTEREST-BEARING LIABILITIES
 Interest-bearing demand                       0.71%               1.57%              0.84%              1.94%
 Savings deposits                              1.73%               3.13%              1.92%              3.28%
 Time deposits                                 3.88%               4.91%              4.21%              4.94%
Short-term borrowings                          1.26%               3.17%              1.55%              4.31%
Long-term  borrowings                          4.46%               4.92%              4.56%              4.74%
Subordinated debentures                        5.98%               5.98%              5.98%              5.98%
Total interest-bearing liabilities             3.17%               4.18%              3.40%              4.29%

Net Interest rate spread (FTE)                 3.13%               3.09%              3.25%              3.06%
Net interest rate margin (FTE)                 3.59%               3.64%              3.71%              3.60%

Average Balance Sheet (in thousands)
Loans                                      $363,129            $358,419           $361,884           $355,307
Deposits                                    369,248             360,554            364,710            360,101
Assets                                      481,705             474,149            477,274            470,209
Stockholders' equity                         35,425              34,450             35,317             34,348